Pakistan Insurance Corporation

To    COMPANY: Eastern General Insurance Company Limited    TELEFAX NO:
      COUNTRY: Pakistan                                     (009221) 7210904
    Attention: Mr. A.H. Aali, Director                       DATE:   14th May 98
OUR REF:        TY/EGI/98/206
                                                            Confidential
YOUR REF:      PIC/EG/98/98.21



Dear Mr. Aali,
                                                              /SEAL/
                                                       THE OFFICIAL SEAL
Sub: Representation                                      NOTARY PUBLIC
                                                        UNDER NOTARY LAWS

Please refer to our discussion regarding Munich Re. & Swiss Re We have to confirrn that PIC is the National Representative and Reinsurance Organization of Pakistan and it has continuing relationship with Munci Re. & Swiss Re. Therefore you should not have any doubts about it.

Yours FaithfulIy


/s/ M.I. Khan
M.I. Khan                                        /SEAL/
Chief manager Re.           Pakistan Insurance Corporation


/SEAL/                                   /SEAL/
THE OFFICIAL SEAL                  Notarized to Take            /SEAL/
KARACHI PAKISTAN                     Effect to all             ATTESTED
                                    Continents out            /s/S.S. Ali
                                   of Pakistan Under           S.S. ALI
                                     International     Advocate Notary Public
                                          Law              Karachi (Pakistan)
                                                            14 MAY 1998

D-16 NOORANI VIEW, GOLD STREET, GARDEN EAST KARACHI, PAKISTAN
     PHONE (92-21) 7212161 FAX: (92-21) 7212161.